EXHIBIT 10.1

ENGLISH FREE TRANSLATION OF THE SPANISH PUBLIC DEED EXECUTED ON JULY 1, 2010 AT THE SANTIAGO NOTARY OF MR. ANDRES RUBIO FLORES (DIGEST Nº[ ]/2010).

ASSIGNMENT OF RIGHTS AND ASSIGNMENT OF RIGHTS PROMISE

[ASSIGNOR]

TO

ROYAL GOLD CHILE LIMITADA

In Santiago, Chile, on July 1, 2010, before me, [ ], Lawyer, Alternate Notary Public to the Regular  of the Eighth Notary of Santiago, Mr. Andrés Rubio Flores, pursuant to the Judicial Decree recorded under number 12 of the month of June of the present year, both domiciled in Miraflores street number 383, 29th floor, office 2901, borough of Santiago; there appear: [ASSIGNOR], Chilean, [marital status], [occupation], national identity card number [ ], domiciled in [ ], hereinafter also the "Assignor" or “Promisor Assignor”, on the one hand, and on the other, Mr. Antonio José Cussen Mackenna, Chilean, married, commercial engineer, national identity card number 5,071,481-0, in representation of ROYAL GOLD CHILE LIMITADA, taxpayer number 76,763,240-1, for this purpose both domiciled in this city, at Avenida Américo Vespucio Sur eighty, 11th floor, borough of Las Condes, hereinafter also the "Assignee", “Promisee Assignee” or "Royal Gold", the appearing parties of legal age, who evidence their  respective identities with the referred to identity cards and state:

FIRST:	General background.

1.1 By public deed granted on December 26, 1997 in the Santiago Notary of Mr. Arturo Carvajal Escobar (Digest Nº 6842-97), Mr. Jaime Ugarte Lee and Mr. Jaime Ugarte Abrego sold, assigned and transferred, respectively, 2,760 and 300 Series B shares they owned in Compañía Minera Nevada S.A. to Compañía Minera Barrick Chile Limitada in the terms and conditions stated in such instrument (hereinafter also the "Purchase Agreement"). Part of the price was paid therein according to letter a) of Clause Five of the Purchase Agreement, the other part to be paid in accordance with the terms and conditions described in letters b), c), d), e) and f) of Clause Five of the Purchase Agreement.

ENGLISH FREE TRANSLATION OF THE SPANISH PUBLIC DEED EXECUTED ON JULY 1, 2010 AT THE SANTIAGO NOTARY OF MR. ANDRES RUBIO FLORES (DIGEST Nº[ ]/2010).

1.2.1  By means of public deed granted on December 21, 1999 in the Santiago Notary of Mr. Arturo Carvajal Escobar (Digest Nº 6,344-99) it was agreed that the division of Compañía Minera Barrick Chile Limitada would result in two companies, one, successor of the existing company and with the same corporate name, and other named Compañía Minera Barrick Chile Dos Limitada. An authorized excerpt of the referred to public deed was registered in folio 148 Nº 124 in the Registry of Commerce of the Santiago Real Estate Registry corresponding to 2000, and was published in the Official Gazette on 10 January 2000; and a rectifying excerpt was registered on folio 1319, Nº 1079 in the Registry of Commerce of the Santiago Real Estate Registry corresponding to 2000 and was published in the Official Gazette on January 20, 2000. As a consequence of the referred to division, all the obligations for the buyer under the Purchase Agreement were transferred to Compañía Minera Barrick Chile Dos Limitada.

1.2.2 By means public deed granted on December 21, 1999, in the Santiago Notary of Mr. Arturo Carvajal Escobar (Digest Nº 6354-99), the parties therein agreed to the merger between Companía Minera Nevada S.A. (hereinafter also “CMN”) and Compañía Minera Barrick Chile Dos Limitada, by virtue of which the latter was absorbed by CMN. An excerpt of that public deed was registered in folio 1034 Nº 847 in the Registry of Commerce of the Santiago Real Estate Registry corresponding to 2000, and was published in the Official Gazette on January 11, 2000. As a consequence of the referred to merger, Compañía Minera Nevada S.A. acquired all the assets and liabilities of Compañía Minera Barrick Chile Dos Limitada, being its legal successors for all legal purposes.

1.2.3 By means of public deed granted on October 3, 2000, in the Santiago Notary of Mr. Arturo Carvajal Escobar (Digest Nº 4875-2000), the parties therein agreed to the transformation of  Companía Minera Nevada S.A. into “Compañía Minera Nevada Limitada”. An excerpt of the referred to public deed was registered in folio 26765 Nº 21186 in the Registry of Commerce of the Santiago Real Estate Registry corresponding to 2000 and was published in the Official Gazette on October 17, 2010. Subsequently, by public deed granted on December 1st, 2009 in the Santiago Notary of Mr. José Musalem Saffie (Digest Nº15115-2009) it was agreed the transformation of Compañía Minera Nevada Limitada into “Compañía Minera Nevada SpA”. An excerpt of the referred to public deed was registered in folio 63456 Nº 44541 in the Registry of Commerce of the Santiago Real Estate Registry corresponding to 2009 and was published in the Official Gazette on December 30, 2009.

ENGLISH FREE TRANSLATION OF THE SPANISH PUBLIC DEED EXECUTED ON JULY 1, 2010 AT THE SANTIAGO NOTARY OF MR. ANDRES RUBIO FLORES (DIGEST Nº[ ]/2010).

1.2.4 Based on Sections 1.2.1, 1.2.2 and 1.2.3 above, all the obligations assumed by the buyer in the Purchase Agreement shall be undertaken by Compañía Minera Nevada SpA (hereinafter also “CMN SpA”), including the obligation to pay the amounts described in b), c), d), e) and f) of Clause Five of the Purchase Agreement.

1.3 At the date of this public deed, [ ] owns approximately 15, 04% of the rights referred to in letters b) and c) of Clause Five of the Purchase Agreement and approximately 7, 54% of the rights referred to in letters d), e) and f) of Clause Five of the Purchase Agreement, all acquired by inheritance upon his father, Mr. Jaime Ugarte Lee’s death which occurred on May 23, 2000. The writ of effective possession was rendered by the 16th Civil Court of Santiago on July 10, 2002, and recorded in folio 43,191 Nº 40,612 in the Property Registry of the Santiago Real Estate Registry corresponding to 2003. The formal inventory of the assets left on the date of Mr. Jaime Ugarte Lee’s death was recorded on August 2, 2002 in the Santiago Notary of Mr. René Benavente Cash under Digest number 18,697-2002. The adjudication of the rights under the Purchase Agreement is evidenced in the liquidation of the community of Jaime Ugarte Lee’s heirs, made by mutual agreement between all the heirs by public deed dated June 18, 2004, granted in the Santiago Notary of Mr. Gabriel Ogalde Rodriguez, Digest No. 6553-2004 and public deed dated October 20, 2006 granted in the Santiago Notary of Mr. Ivan Torrealba Acevedo, Digest No. 9,726-2006.

ENGLISH FREE TRANSLATION OF THE SPANISH PUBLIC DEED EXECUTED ON JULY 1, 2010 AT THE SANTIAGO NOTARY OF MR. ANDRES RUBIO FLORES (DIGEST Nº[ ]/2010).

1.4  [ ] asserts that (i) by public deed of Payment with Partial Conventional Subrogation Convention (“Convención de Pago con Subrogación Convencional Parcial”) granted on January 10, 2007 in the Santiago Notary of Mrs. Antonieta Mendoza Escalas, Digest Nº 314/2007, amended by public deed of “Clarification and Amendment of Payment with Partial Conventional Subrogation Convention” (“Aclaración y Modificación de Convención de Pago con Subrogación Convencional Parcial”) granted on January 12, 2007 in the Santiago Notary of Mrs. Antonieta Mendoza Escalas, Digest Nº 401/2007), the Assignor assigned, sold and transferred to International Royalty Corporation (hereinafter also “IRC”) 3% of the rights established in b), c), d), e) and f) of Clause Five of the Purchase Agreement in the terms and conditions set forth therein (hereinafter also the “First Assignment of Rights”); (ii) by public deed of “Assignment of Right to Additional Price Payment” (“Cesión de Derecho de Cobro de Precio Adicional”) granted on May 8, 2007 in the Santiago Notary of Mrs. Antonieta Mendoza Escalas, (Digest Nº 3, [ ]/2007), the Assignor assigned, sold and transferred to International Royalty Corporation 7.5% of the rights established in letters d), e) and f) of Clause Five of the Purchase Agreement, in the terms and conditions set forth therein (hereinafter also the “Second Assignment of Rights”, and together with the First Assignment of Rights hereinafter also the “Assignment of Rights in favor of IRC”); and (iii) by means of public deed of “Agreement” (“Convención”) granted on January 11, 2007 in the Santiago Notary of Mr. Iván Torrealba Acevedo (Digest Nº 311-07), [ ] undertook to request the respective payment to Compañía Minera Barrick Limitada and/or to Barrick Gold Corporation and to fully deliver it to IRC, in the terms and conditions established therein.

1.5 In summary, as to date [ ] is the owner of the following rights:

(a) 7.54% of the rights established in letters d), e) and f) of Clause Five of the Purchase Agreement;

(b) 15.04% of the rights established in letters b) and c) of Clause Five of the Purchase Agreement;

(c) Right to reacquire or to get back or reverse to his ownership, not subject to any judicial act or declaration, 1.5% of the rights established in letters d), e) and f) of the Purchase Agreement assigned to IRC pursuant to the First Assignment of Rights, in the event CMN SpA or its successors in the ownership of the mining concessions described in the Purchase Agreement, completes a consolidated production of 14,000,000 payable gold oz troy (contemplated in Clause Five of the First Assignment of Rights);

ENGLISH FREE TRANSLATION OF THE SPANISH PUBLIC DEED EXECUTED ON JULY 1, 2010 AT THE SANTIAGO NOTARY OF MR. ANDRES RUBIO FLORES (DIGEST Nº[ ]/2010).

(d) Right to reacquire or to get back or reverse to his ownership, not subject to any judicial act or declaration, 7.54% of the rights established in letters d), e) and f) of the Purchase Agreement assigned to IRC pursuant to the Second Assignment of Rights, in the event CMN SpA or its successors in the ownership of the mining concessions described in the Purchase Agreement completes a consolidated production of 14,000,000 of payable gold troy (contemplated in Clause Four in connection with Sections six point one and six point two, all of the Second Assignment of Rights);

(e) Right to receive US$1,000,000 in the event the price of payable oz gold troy during 6 months, consecutive or not, within the 36 months following the start date of the extraction operation from any of the mining properties described in the Purchase Agreement, is equal to or higher than US$600 (contemplated in Clause Five of the Second Assignment of Rights Agreement);

(f) Right to receive US$1,000,000 or US$500,000, in the event IRC decides to reacquire 50% or 25%, respectively, of the rights assigned pursuant to the Second Assignment of Rights (contemplated in Clause Seven of the Second Assignment of Rights).

1.6 The appearing parties assert that by means of letter dated May 17, 2010, International Royalty Corporation waived the right of first refusal it held according to Clause Eight of the Second Assignment of Rights with respect to the rights described in letters d), e) and f) of the Purchase Agreement, expressly authorizing the assignment of the referred to rights to Royal Gold, Inc. or to an affiliate of the latter.

1.7 The appearing parties assert that the purpose of the assignment of rights agreement evidenced herein and the assignment of rights promise agreement to be executed on October 29, 2010, is that [ ] sells, assigns and transfers to Royal Gold all of the ownership rights he keeps or retains as to this date in the Purchase Agreement and in the Assignment of Rights in favor of IRC, in the terms and conditions set forth herein.

SECOND:	Representations and Warranties of the Assignor.

The Assignor represents and warrants to Royal Gold:

ENGLISH FREE TRANSLATION OF THE SPANISH PUBLIC DEED EXECUTED ON JULY 1, 2010 AT THE SANTIAGO NOTARY OF MR. ANDRES RUBIO FLORES (DIGEST Nº[ ]/2010).

2.1
That is the sole and exclusive owner of the rights described in Section 1.5 herein and, except as described in Annex A, they are not subject to liabilities, encumbrances, prohibitions, lawsuits, pre-trial or precautionary measures, termination actions, preferred rights created in favor of third parties or any other restriction of legal, contractual or other type preventing or restricting their free transfer; they are not subject to sale promises, options, sales subject to condition or term nor to any other action or agreement with the purpose of transferring the ownership of such rights or to give them as guarantee of other obligations; nor to other impediments that affect or could affect their free disposal, assignment or transfer or that may restrict in any way their use, enjoyment or disposal of, present or future; such Annex A, duly signed by the parties, is recorded in this Notary and is added at the end of the Registries of the current month and year under Number [ ], which is understood to be part of this deed for all legal purposes;

2.2
That, other than the contracts described in Section 1.4 of this instrument, he has not entered into or assented to any agreement or contract with third parties which relate to the rights he holds under the Purchase Agreement;

2.3
That the obligation of CMN SpA to pay the sums described in letters b), c), d), e) and f) of Clause Five of the Purchase Agreement  is fully in force, such obligation having not been subject to any extinguishment of obligations manner;

2.4	That does not keep debts in favor of CMN SpA of any kind, and especially those likely to be offset;

2.5
That execution, compliance and enforcement of this assignment agreement does not breach any contract or agreement entered into by the Assignor and, except as described in Annex A, it does not require any consent, approval or notice of or to third parties for its execution, full compliance and enforcement;

2.6
That the Purchase Agreement and the rights described in Section 1.5 herein have not been amended, that the Assignor has not agreed to modify them and that he has not waived or agreed to waive any of his rights;

ENGLISH FREE TRANSLATION OF THE SPANISH PUBLIC DEED EXECUTED ON JULY 1, 2010 AT THE SANTIAGO NOTARY OF MR. ANDRES RUBIO FLORES (DIGEST Nº[ ]/2010).

2.7
That he is not aware of the existence of any claims, criminal actions, lawsuits, complaints or proceedings, judicial or administrative, which have already began or are about to start, the outcome of which may affect the rights under this assignment; and

2.8	That he is a person domiciled in and a resident of Chile.

The parties appearing assert that the representations and warranties described above constitute an essential element and its lack of truth or accuracy constitutes a serious breach of this contract.

THIRD:	Assignment of Rights.

Hereby, [ ] sells, assigns and transfers to Royal Gold, for whom Mr. Antonio José Cussen Mackenna buys, accepts and acquires, free of any encumbrances, 3.556 % of the rights contemplated in letters d),e) and f) of Clause Five of the Purchase Agreement; 15.04% of the rights established in letters b) and c) of Clause Five of the Purchase Agreement; and the right described in letter (e) of Section 1.5 herein (all these rights hereinafter also the “Rights subject to Assignment”).

As a consequence of this assignment of rights, the Assignee subrogates all the rights that belong to the Assignor in the Rights subject to Assignment, according to the definition that is given to the latter according to this clause.

For purposes of article 1,901 of the Civil Code, the Assignor hereby delivers to the Assignee, an authorized copy of the public deeds identified in Sections 1.1, 1.3 and 1.4 (ii) herein, consisting in the title of the credit which is assigned hereby, in which this assignment has been recorded with the name of the Assignee and under the signature of the Assignor, Royal Gold stating that it receives them at its full satisfaction.

FOURTH:	Price of the assignment of the Rights subject to Assignment.

The price of the assignment of the Rights subject to Assignment is the total sum of US$12,500,000 (twelve million and five hundred thousand dollars of the United States of America) which the Assignee pays herein to the Assignor in cash and in dollars from the United States of America, stating, the latter, that he receives it at his full satisfaction having no complaints or observations.

ENGLISH FREE TRANSLATION OF THE SPANISH PUBLIC DEED EXECUTED ON JULY 1, 2010 AT THE SANTIAGO NOTARY OF MR. ANDRES RUBIO FLORES (DIGEST Nº[ ]/2010).

The Assignor waives his rights to request the termination (“resolución”) of this assignment of rights agreement as provided for in article 1,489 of the Civil Chilean Code. This waiver neither refers to the assignment of rights promise agreement agreed below, nor to the promised contract.

FIFTH:	Release of Liability.

The Assignee releases the Assignor from all liability for the current or future solvency of CMN SpA or its successors, and likewise, for the result of the exploitation of the mining concessions subject to the rights established in letters b), c), d), e) and f) of Clause Five of the Purchase Agreement.

SIXTH:	Assignment of Rights Promise of Remaining Rights.

[ ] promises hereby to sell, assign and transfer to Royal Gold, for whom Mr. Antonio José Cussen Mackenna promises to buy, accept and acquire, free of any lien, 3.983% of the rights contemplated in letters d), e) and f) of Clause Five of the Purchase Agreement; the right described in letter (c) of Section 1.5 of this instrument; the right described in letter (d) of Section 1.5 herein; the right described in letter (f) of Section 1.5 herein as well as any other remaining rights that the Promisor Assignor has or may have, after the assignment of rights described in Clause Three above is perfected, in the Purchase Agreement, in the First Assignment of Rights and/or in the Second Assignment of Rights (all those rights hereinafter, also, the “Remaining Rights”).

SEVENTH:	Price of the promise assignment of the Remaining Rights.

The price of the assignment of the Remaining Rights will be the single and total amount of US$14,000,000, which the Promisee Assignee will pay to the Promisor Assignor at the moment the parties enter into the promised of rights agreement, with immediately available funds. The referred to payment will be made in dollars from the Unites States of America.

ENGLISH FREE TRANSLATION OF THE SPANISH PUBLIC DEED EXECUTED ON JULY 1, 2010 AT THE SANTIAGO NOTARY OF MR. ANDRES RUBIO FLORES (DIGEST Nº[ ]/2010).

EIGHTH:	Promised Agreement and execution deadline.

The promised assignment of rights agreement will be executed on October 29, 2010, at 12:00 pm at the latest, in the offices of Urenda, Rencoret, Orrego y Dörr, located in Avda. Andrés Bello 2711, 16th Floor, in the presence of the Regular Notary Public of the Eighth Notary of Santiago, Mr. Andrés Rubio Flores, or his Alternate. Notwithstanding the above, the promised agreement may be executed prior to that date provided that Royal Gold expresses its intention to do so by means of a written communication sent to the Assignor at least 5 days in advance, where it shall fix a new date for the execution of the referred to contract, at a time to be agreed upon by both parties.

The text of the promised assignment of rights agreement, to be executed on the previously referred to date, is the one attached as Annex B, which, duly executed by the parties, is recorded in this Notary, being added at the end of the Registry of this current month and year under Number [ ], which is part of this deed for all legal purposes. The parties state that the execution of or to put the initials in Annex B does not mean, in any way, the execution of the promised agreement but it only specifies the content of the same, which will be signed on October 29, 2010.

The execution of the assignment of rights of the Remaining Rights promised agreement will only be subject to the condition that the representations and warranties made by [ ] in Clause Two herein are fully existing and valid at the date of the execution of the promised assignment of right agreement.

NINTH:	Penalty for default of the Promisee Assignee.

If upon the deadline referred to in Clause Eight and fulfillment of the condition established in the same clause, the assignment of the Remaining Rights promised agreement can no be executed due to a fact or negligent act of the Promisee Assignee, or if it refuses to execute it without a justified reason, the Promisor Assignor may at his discretion request the enforcement or the termination of the promise agreement. In this case, the Promisor Assignor will have the right to be indemnified by the Promisee Assignee for all the damages the default might have caused him, which are appraised in advance and by agreement of the parties in the only and single amount of US$500,000.

ENGLISH FREE TRANSLATION OF THE SPANISH PUBLIC DEED EXECUTED ON JULY 1, 2010 AT THE SANTIAGO NOTARY OF MR. ANDRES RUBIO FLORES (DIGEST Nº[ ]/2010).

TENTH:	Penalty for default of the Promisor Assignor.

On the other hand, if upon the deadline referred to in Clause Eight and the fulfillment of the condition established in the same clause, or if Royal Gold waives the same, the assignment of Remaining Rights promised agreement can not be executed due to a fact or negligent act of the Promisor Assignor or if he refuses to execute it without a justified reason, the Promisee Assignee may, at its discretion, request the enforcement or the termination of the promise agreement. In any of these cases, it will be entitled to be indemnified by the Promisor Assignor for the damages the default could have caused it, which are appraised in advance by the parties in the single and total amount of US$500,000.

ELEVENTH:  Prohibition for the Promisor Assignor to execute acts and contracts with respect to the Remaining Rights and prohibition for the Promisee Assignee to assign the assignment of rights promise agreement.

The Promisor Assignor undertakes hereby not to assign, sell, dispose of, encumber, promise to assign, promise to sell, promise to dispose of, promise neither to encumber nor to execute any act or contract which affect or may affect any of the Remaining Rights without the previous approval of Royal Gold.

On its turn, the Promisee Assignee undertakes not to assign the assignment of rights promise agreement contained herein to third parties, so that the Promisee Assignee does not change in any manner, without the prior and written approval of [ ], except if such transfer if made to a company related with Royal Gold, in which case the previously referred to approval will not be required, but Royal Gold Chile Limitada will keep the obligation to pay the assignment promise price to the Promisor Assignor.

TWELFTH:   Expenses.

All the expenses and notary fees accrued out of the execution of this public deed will be borne exclusively by Royal Gold.

ENGLISH FREE TRANSLATION OF THE SPANISH PUBLIC DEED EXECUTED ON JULY 1, 2010 AT THE SANTIAGO NOTARY OF MR. ANDRES RUBIO FLORES (DIGEST Nº[ ]/2010).

THIRTEENTH:   Notifications.

Any notice given under this agreement:(i) shall be evidenced in writing and addressed to its recipient at the following address: Assignor: Attention: [ ]. Assignee: Attention: Mr. Antonio Jose Cussen Mackenna, Avenida Américo Vespucio number 80, 11th floor, borough of Las Condes, Santiago, Chile, Fax: (562) 2082847; CC. Mr. Vice President and General Counsel, Royal Gold, Inc, 1660 Wynkoop Street, Suite 1000, Denver, Colorado 80202-1132, USA, Fax: (1-303) 595-9385. (ii) shall be signed by a person duly authorized by the person sending the notice; (iii) shall be deemed given when actually delivered, received or left at any of the addresses referred to above, but if delivery or receipt occurs on a non-working day in the place in which the notice is delivered or if it is delivered later than four PM (local time) is deemed to have been duly delivered or given at the beginning of the next business day on-site delivery and (iv) change in any of the addresses listed in this clause must be notified to the other party in accordance with numbers (i), (ii) and (iii) of this Clause.

FOURTEENTH:   Integrity.

If any term, provision or agreement of this instrument is invalidated or declared void or invalid in any way, then the remainder of such terms, provisions or agreements, shall be valid and fully enforceable in the broadest form permitted by law.

FIFTEENTH:   Settlement of prior agreements.

Hereby, the appearing parties state that any memorandum of understanding, promise or preparatory agreement entered into between the parties, or with their related companies, in connection with the Rights subject to the Assignment have been fulfilled and, regarding the obligations contain therein, the parties grant to each other the broadest, complete and total settlement.

ENGLISH FREE TRANSLATION OF THE SPANISH PUBLIC DEED EXECUTED ON JULY 1, 2010 AT THE SANTIAGO NOTARY OF MR. ANDRES RUBIO FLORES (DIGEST Nº[ ]/2010).

SIXTEENTH:    Applicable Law, Arbitration and Domicile.

(a) This agreement is governed by Chilean law and all disputes arising in or in connection with, this agreement, including any matter directly or indirectly related to this agreement or any of its terms and effects, including, regardless of limitation, the existence, validity, enforceability, performance, interpretation, implementation, enforcement or termination of this agreement, as well as any difference, difficulty or dispute related to this arbitration clause, including the jurisdiction and powers of the arbitrator and his appointment (a "Dispute") shall be resolved in final form in accordance with the Arbitration Rules of Arbitration of the Chamber of Commerce of Santiago AG (the "Chamber"). Before the initiation of the arbitration, the parties may apply to the Ordinary Courts of Justice of Santiago, all sorts of precautionary measures in order to protect the rights hereunder, without the need for the arbitration procedure mentioned above. (b) The arbitral tribunal shall be an árbitro mixto, and, therefore, the arbitral tribunal shall settle the Dispute and weigh the evidence in accordance with Chilean law, but the procedure of arbitration shall be conducted in accordance with the rules of procedure agreed by the parties, and in all matters not agreed, in accordance with the rules provided in the Rules of Arbitration of the Chamber. (c) The arbitrator shall be appointed as follows: The parties appoint as arbitrator primarily Mr. Sergio Urrejola Monckeberg, and if he can not or does not wish to hold the position, Mr. Alberto Pulido Cruz. If none of the designated wishes or both are unable to exercise the position, the designation shall be made jointly by the parties. If no agreement is reached regarding the appointment of the arbitrator, the parties in this act give an irrevocable mandate to the Chamber in order that it, at the written request of either party, appoints an arbitrator from among the mixed arbitrators of Arbitration of the Chamber, who must be fluent in English.  The appointment made herein does not prevent any of the parties to claim the existence of any past or future disqualification with respect to any of the designated arbitrators. (d) The arbitration shall be conducted in Santiago, Chile.(e) Arbitration proceedings will be conducted in Spanish language. If any party involved in the arbitration so requests, the arbitrator shall accept that any documents presented to him by that party may be written in English. (f) Each party shall cooperate with each other in the provision of information and full access to all information and documents requested by the other party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding to that party other than the obligations under this agreement or information under an obligation to maintain secrecy and confidentiality. (g) The decision of the arbitral tribunal shall be final and binding on the parties and either party may apply to a court of competent jurisdiction to enforce this decision. The parties hereby waive any recourse against arbitral award. (h) During any period of arbitration because of a dispute, the parties shall in all other respects continue implementation of this agreement in the same way they have been doing. (i) The parties agree that the arbitral tribunal may impose provisional measures of protection in cases covered by the Rules of Arbitration of the Chamber further agreed that, prior to the constitution of the arbitral tribunal, such measures may be requested and agreed by courts of justice established by law. (j) The provisions of this Clause continue to apply notwithstanding any termination of this agreement. (k) The parties hereby establish a special domicile in the borough of Santiago, Santiago, Chile.

ENGLISH FREE TRANSLATION OF THE SPANISH PUBLIC DEED EXECUTED ON JULY 1, 2010 AT THE SANTIAGO NOTARY OF MR. ANDRES RUBIO FLORES (DIGEST Nº[ ]/2010).

SEVENTEENTH:  No brokers or commissions.

Each party acknowledges, agrees, represents and warrants to the other party, that it has not hired a broker, agent or other intermediary to act on its behalf in connection with the operations contemplated in this agreement, except for Celta Consultores Limitada, who has been hired by Royal Gold; and has no knowledge of any current or prospective claim for any right or brokerage commission, agency or intermediary in connection with the transactions contemplated in this agreement, and if any of these claims are originated by, in accordance with or pursuant to any action of any party, that party shall indemnify and hold harmless the other, in that regard.

EIGHTEENTH: Compliance with asset laundering laws.

The parties state that they have complied with and will comply with all the laws and regulations on assets laundering that may be applicable, both in Chile and abroad.

NINETEENTH:   Legalization and Registration.

The bearer of an authorized copy of this instrument is empowered to request all notifications, registrations, sub-registrations and annotations that may be necessary or desirable to make.

Power of Attorney: The authority of Mr. Antonio José Cussen Mackenna to act on behalf of Royal Gold Chile Limitada is evidenced in power of attorney granted in the State of Colorado, United States of America, dated June 9, 2010, which, duly legalized, was recorded in the Santiago Notary Public of Mr. Andrés Rubio Flores, on June 17 2010, Digest Number 912/2010, which is not inserted at the request of the parties for being known to them and which has been seen by the authorizing Notary. As evidence and prior reading it, the appearing parties sign. A copy is given. I witness. [ ], who in addition to signing, stamped his right thumb. Antonio José Cussen Mackenna by Royal Gold Chile Limitada, who in addition to signing, stamped his right thumb. Andrés Keller Quitral. Alternate Notary. ————. This sheet corresponds to the end of the copy of the “[ ] to Royal Gold Chile Limitada” Assignment of Rights and Assignment of Rights Promise public deed, Digest Nº [ ]/2010, granted on July 1, 2010.

ENGLISH FREE TRANSLATION OF THE SPANISH PUBLIC DEED EXECUTED ON JULY 1, 2010 AT THE SANTIAGO NOTARY OF MR. ANDRES RUBIO FLORES (DIGEST Nº[ ]/2010).

Annex A

As evidenced in an assignment agreement denominated “Assignment of Rights to Additional Price Payment” entered into between [ ] and International Royalty Corporation by public deed dated May 8, 2007, granted in the Santiago Notary of Mrs. Antonieta Mendoza, Digest No. [ ]/2007, [ ] granted to International Royalty Corporation a right of first refusal regarding the 7.54% of the total of the rights granted under the Purchase Agreement.

By means of letter sent on May 17, 2010, International Royalty Corporation waived its right of first refusal regarding the Rights subject to Assignment.

ENGLISH FREE TRANSLATION OF THE SPANISH PUBLIC DEED EXECUTED ON JULY 1, 2010 AT THE SANTIAGO NOTARY OF MR. ANDRES RUBIO FLORES (DIGEST Nº[ ]/2010).

CERTIFICATE

I CERTIFY that the document photocopied above is a true copy of the one added at the end of the Registries in this Notary under Nº[ ] of the month of July, 2010, according to what was stated in the “[ ]” to “Royal Gold Chile Limitada” Assignment of Rights and Assignment of Rights Promise Agreement public deed, granted on July 1, 2010, Digest Nº [ ]/2010.

Santiago, July 1, 2010.

Andrés Keller Quitral

Alternate Notary

8th Notary of Santiago

ENGLISH FREE TRANSLATION OF THE SPANISH PUBLIC DEED EXECUTED ON JULY 1, 2010 AT THE SANTIAGO NOTARY OF MR. ANDRES RUBIO FLORES (DIGEST Nº[ ]/2010).

ANNEX B1

ASSIGNMENT OF RIGHTS

[ASSIGNOR]

TO

ROYAL GOLD CHILE LIMITADA

Appear: Mr. [ASSIGNOR], Chilean, [marital status], [occupation], national identity card number [ ], domiciled in [ ], hereinafter also the "Assignor", on the one hand, and on the other, Mr. Antonio José Cussen Mackenna, Chilean, married, commercial engineer, national identity card number 5,071,481-0 in representation of ROYAL GOLD CHILE LIMITADA, taxpayer number 76,763,240-1, for these purposes both domiciled in this city, at Avenida Américo Vespucio Sur 80, 11th floor, borough of Las Condes, hereinafter also the "Assignee", or "Royal Gold", the appearing parties of legal age, who evidence their respective identities with the referred to identity cards and state:

FIRST:	General background.

1.1 By public deed granted on December 26, 1997 in the Notary of Santiago of Mr. Arturo Carvajal Escobar (Digest No. 6842), Mr. Jaime Ugarte Lee and Mr. Jaime Ugarte Abrego sold, assigned and transferred, respectively, 2,760 and 300 Series B shares they owned in Compañía Minera Nevada S.A. to Compañía Minera Barrick Chile Limitada in the terms and conditions stated in such instrument (hereinafter also the "Purchase Agreement"). Part of the price was paid therein according to letter a) of Clause Five of the Purchase Agreement, and the other part will be paid in accordance with the terms and conditions described in letters b), c), d), e) and f) of Clause Five of the Purchase Agreement.

1 The signature or to put the initials on this Annex B dos not mean the execution of the promised agreement in any way, but it just specifies the content of the same, which will be executed on October 29, 2010 according to what is agreed upon Clause Eight of the “Assignment of Rights and Assignment of Rights Promise Agreement” entered into on July 1 2010 in the Santiago Notary of Mr. Andrés Rubio Flores.

ENGLISH FREE TRANSLATION OF THE SPANISH PUBLIC DEED EXECUTED ON JULY 1, 2010 AT THE SANTIAGO NOTARY OF MR. ANDRES RUBIO FLORES (DIGEST Nº[ ]/2010).

1.2.1 By means of public deed granted on December 21, 1999 in the Santiago Notary of Mr. Arturo Carvajal Escobar, Digest Nº6,344-99 it was agreed that the division of Compañía Minera Barrick Chile Limitada would result in two companies, one, successor of the existing company and with the same corporate name, and the other named Compañía Minera Barrick Chile Dos Limitada. An authorized excerpt of the referred to public deed was registered in folio 148 Nº 124 Registry of Commerce of the Santiago Real Estate Registry corresponding to 2000, and was published in the Official Gazette on 10 January 2000; and a rectifying excerpt was registered on folio 1,319, Nº 1,079 in the Registry of Commerce of the Santiago Real Estate Registry corresponding to 2000 and was published in the Official Gazette on January 20, 2000. As a consequence of the referred to division, all the obligations for the buyer under the Purchase Agreement were transferred to Compañía Minera Barrick Chile Dos Limitada.

1.2.2 By public deed granted on December 21, 1999, in the Santiago Notary of Mr. Arturo Carvajal Escobar, Digest Nº 6,354-99, the parties therein agreed to the merger between Companía Minera Nevada S.A. (hereinafter also “CMN”) and Compañía Minera Barrick Chile Dos Limitada, by virtue of which the latter was absorbed by CMN. An excerpt of that public deed was registered in folio 1,034 Nº847 in the Registry of Commerce of the Santiago Real Estate Registry corresponding to 2000, and was published in the Official Gazette on January 11, 2000. As a consequence of the referred to merger, Compañía Minera Nevada S.A. acquired all the assets and liabilities of Compañía Minera Barrick Chile Dos Limitada, being its legal successors for all legal purposes.

1.2.3 By public deed granted on October 3, 2000, in the Santiago Notary of Mr. Arturo Carvajal Escobar, Digest Nº 4875-2000, the parties therein agreed to the transformation of Companía Minera Nevada S.A. into Compañía Minera Nevada Limitada. An excerpt of the referred to public deed was registered in folio 26,765 Nº 21,186 in the Registry of Commerce of the Santiago Real Estate Registry corresponding to 2000 and was published in the Official Gazette on October 17, 2010. Subsequently, by public deed granted on December 1st, 2009 in the Santiago Notary of Mr. Arturo Carvajal Escobar, Digest Nº15,115-2009 it was agreed the transformation of Compañía Minera Nevada Limitada into “Compañía Minera Nevada SpA”. An excerpt of the referred to public deed was registered in folio 63,456 Nº 44,541 in the Registry of Commerce of the Santiago Real Estate Registry corresponding to 2009 and was published in the Official Gazette on December 30, 2009.

ENGLISH FREE TRANSLATION OF THE SPANISH PUBLIC DEED EXECUTED ON JULY 1, 2010 AT THE SANTIAGO NOTARY OF MR. ANDRES RUBIO FLORES (DIGEST Nº[ ]/2010).

1.2.4 Based on Sections 1.2.1, 1.2.2 and 1.2.3 above, all obligations assumed by the buyer in the Purchase Agreement shall be undertaken by Compañía Minera Nevada SpA (hereinafter also “CMN SpA”), including the obligation to pay the amounts described in letters b), c), d), e) and f) of Clause Five of the Purchase Agreement.

1.3  At the date of this public deed, [ ] owns approximately 3.983 % of the rights referred to in letters d), e) and f) of Clause Five of the Purchase Agreement, all acquired by inheritance upon the death of his father, Mr. Jaime Ugarte Lee which occurred on May 23, 2000. The writ of effective possession was rendered by the 16th Civil Court of Santiago on July 10, 2002, and was recorded in folio 43,191 Nº 40,612 in the Property Registry of the Santiago Real Estate Registry corresponding to 2003. The formal inventory of the assets left on the date of Mr. Jaime Ugarte Lee’s death was recorded on August 2, 2002 in the Santiago Notary of Mr. René Benavente Cash under Digest number 18,697-2002. The adjudication of the rights under the Purchase Agreement is evidenced in the liquidation of the community of Jaime Ugarte Lee’s heirs, made by mutual agreement among all heirs through public deed dated June 18, 2004, granted in the Santiago Notary of Mr. Gabriel Ogalde Rodriguez, Digest No. 6,553-2004 and public deed dated October 20, 2006 granted in the Santiago Notary of Santiago of Mr. Ivan Torrealba Acevedo, Digest Nº 9,726-2006.

ENGLISH FREE TRANSLATION OF THE SPANISH PUBLIC DEED EXECUTED ON JULY 1, 2010 AT THE SANTIAGO NOTARY OF MR. ANDRES RUBIO FLORES (DIGEST Nº[ ]/2010).

1.4  [ ] asserts that (i) by public deed of Payment with Partial Conventional Subrogation Convention (“Convención de Pago con Subrogación Convencional Parcial”) granted on January 10, 2007 in the Santiago Notary of Mrs. Antonieta Mendoza Escalas (Digest Nº 314/2007), amended by public deed of “Clarification and Amendment of Payment with Partial Conventional Subrogation Convention (“Aclaración y Modificación de Convención de Pago con Subrogación Convencional Parcial”) granted in on January 12, 2007 in the Santiago Notary of Mrs. Antonieta Mendoza Escalas (Digest Nº 401/2007), the Assignor assigned, sold and transferred to International Royalty Corporation (hereinafter also “IRC”) 3% of the rights established in letters b), c), d), e) and f) of Clause Five of the Purchase Agreement in the terms and conditions set forth therein (hereinafter also the “First Assignment of Rights”); (ii) by public deed of Assignment of Right to Additional Price Payment (“Cesión de Derecho de Cobro de Precio Adicional”) granted on May 8, 2007 in the Santiago Notary of Mrs. Antonieta Mendoza Escalas (Digest No. [ ]/2007), the Assignor assigned, sold and transferred to International Royalty Corporation 7.5% of the rights established in letters d), e) and f) of Clause Five of the Purchase Agreement, in the terms and conditions set forth therein (hereinafter also the “Second Assignment of Rights”; and together with the First Assignment of Rights hereinafter also the “Assignment of Rights in favor of IRC”); (iii) by means of public deed of “Assignment of Rights and Assignment of Rights Promise” granted on July 1, 2010 in the Notary of Mr. Andrés Rubio Flores (Digest Nº[ ]/2010), assigned, sold and transferred to Royal Gold Chile Limitada 3,556% of the rights established in letters d), e) and f) of Clause Five of the Purchase Agreement, in the terms and conditions set forth therein (hereinafter, the “Third Assignment of Rights”); and (iv) by public deed of “Agreement” (Convención) granted on January 11, 2007 in the Santiago Notary of Mr. Iván Torrealba Acevedo (Digest Nº311-07), [ ] undertook to request from Compañía Minera Barrick Limitada and/or Barrick Gold Corporation the respective payment and to fully give it to IRC in the terms and conditions set forth therein.

1.5 In summary, as to date [ ] is the owner of the following rights:

(a) 3.983% of the rights established in letters d), e) and f) of Clause Five of the Purchase Agreement;

 (b) Right to reacquire, or to get back or reverse to his ownership, not subject to any judicial act or declaration, 1.5% of the rights established in letters d), e) and f) of the Purchase Agreement assigned to IRC pursuant to the First Assignment of Rights, in the event that CMN SpA or its successors in the ownership of the mining concessions described in the Purchase Agreement, completes a consolidated production of 14,000,000 payable gold oz troy (contemplated in Clause Five of the First Assignment of Rights).

ENGLISH FREE TRANSLATION OF THE SPANISH PUBLIC DEED EXECUTED ON JULY 1, 2010 AT THE SANTIAGO NOTARY OF MR. ANDRES RUBIO FLORES (DIGEST Nº[ ]/2010).

(c) Right to reacquire, or to get back or reverse to his ownership, not subject to any judicial act or declaration, 7.5% of the rights established in letters d), e) and f) of the Purchase Agreement assigned to IRC pursuant to the Second Assignment of Rights, in the event that CMN SpA or its successors in the ownership of the mining concessions described in the Purchase Agreement completes a consolidated production of 14,000,000 of payable gold troy (contemplated in Clause Four in connection with Sections six point one and six point two, all of the Second Assignment of Rights); and

 (d) Right to receive US$1,000,000 or US$500,000, in the event that IRC decides to reacquire 50% or 25%, respectively, of the rights assigned pursuant to the Second Assignment of Rights (contemplated in Clause Seven of the Second Assignment of Rights).

1.6 The appearing parties assert that by means of the letter dated May 17, 2010, International Royalty Corporation waived the right of first refusal it held according to Clause Eight of the Second Assignment of Rights with respect to the rights described in letters d), e) and f) of the Purchase Agreement, expressly authorizing the assignment of the referred to rights to Royal Gold, Inc. or to an affiliate of the latter.

1.7 The appearing parties assert that the purpose of this assignment of rights agreement is that [ ] sells, assigns and transfers to Royal Gold all of the ownership rights he keeps or retains as to this date in his patrimony with respect to both the Purchase Agreement and in the Assignment of Rights in favor of IRC, in the terms and conditions set forth herein.

SECOND:	Representations and Warranties of the Assignor.

The Assignor represents and warrants to Royal Gold:

ENGLISH FREE TRANSLATION OF THE SPANISH PUBLIC DEED EXECUTED ON JULY 1, 2010 AT THE SANTIAGO NOTARY OF MR. ANDRES RUBIO FLORES (DIGEST Nº[ ]/2010).

2.1
That is the sole and exclusive owner of the rights described in Section 1.5 herein and, except as described in Annex A, they are not subject to liabilities, encumbrances, prohibitions, lawsuits, pre-trial or precautionary measures, termination actions, preferred rights created in favor of third parties or any other restriction of legal, contractual or other type which prevents or restricts their free transfer; that they are not subject to sale promises, options, conditional or subject to term sales nor to any other action or agreement to transfer the ownership of these rights or to give them as guarantee of other obligations; and that there are no other impediments that affect or may affect their free disposal of, assignment or transfer or that may restrict in any way their use, enjoyment or disposal of, present or future; such Annex A, duly signed by the parties, is recorded in this Notary and is added a the end of the Registries of the current month and year under Number ______, which is part of this deed for all legal purposes;

2.2
That, other than the contracts described in Section 1.4 of this instrument, he has not entered into or assented on any agreement or contract with third parties which relate with the rights he holds under the Purchase Agreement;

2.3
That CMN SpA’s obligation to pay the sums described in letters b), c), d), e) and f) of Clause Five of the Purchase Agreement is fully in force, having not such obligation been subject to any manner of extinguishment of obligations;

2.4	That does not keep debts in favor of CMN SpA of any kind, and especially those likely to be offset;

2.5
That execution, compliance and enforcement of this assignment agreement does not breach any contract or agreement entered into by the Assignor and, except as described in Annex A, does not require any consent, approval or notice of any third party for its execution, full compliance and enforcement;

2.6
That the Purchase Agreement and the rights described in Section 5.1 herein have not been amended nor has the Assignor agreed to modify them and that he has not waived or agreed to waive any of his rights;

ENGLISH FREE TRANSLATION OF THE SPANISH PUBLIC DEED EXECUTED ON JULY 1, 2010 AT THE SANTIAGO NOTARY OF MR. ANDRES RUBIO FLORES (DIGEST Nº[ ]/2010).

2.7
That is not aware of the existence of any claims, lawsuits, judgments, claims or proceedings, judicial or administrative, which have already begun or are about to start and whose outcome may affect the rights under this assignment; and

2.8	That is a person domiciled in and a resident of Chile.

The parties assert that the representations and warranties described above constitute an essential element and its lack of truth or accuracy constitutes a serious breach of this contract.

THIRD:            Assignment of Rights.

Hereby, [ ] sells, assigns and transfers to Royal Gold, for whom Mr. Antonio José Cussen Mackenna buys, accepts and acquires, free of any encumbrances, 3.983 % of the rights contemplated in letters d), e) and f) of Clause Five of the Purchase Agreement; the right described in letter (b) of Section 1.5 herein; the right described in letter (c) of Section 1.5 herein; the right described in letter (d) of Section 1.5 herein, as well as any other remaining rights which at the time of the execution of this instrument the Assignor has or may have in the Purchase Agreement, in the First Assignment of Rights and/or in the Second Assignment of Rights (all these rights hereinafter also the “Remaining Rights”).

As consequence of this assignment of rights, the Assignee subrogates all the rights that belong to the Assignor in the Remaining Rights.

For purposes of article 1,901 of the Civil Code, the Assignor delivers hereby to the Assignee, an authorized copy of the public deeds identified in Sections 1.1, 1.3 and 1.4 (i) and (ii) herein, consisting in the title of the credit which is assigned hereby, where this assignment has been recorded with the name of the Assignee and under the signature of the Assignor, Royal Gold stating to receive them at its full satisfaction.

FOURTH:        Price of the assignment of the Rights subject to Assignment.

The price of the assignment of the Rights subject to Assignment is the total sum of US$14,000,000 which the Assignee pays to the Assignor herein in cash and in dollars of the United States of America, who receives it at his full satisfaction having no complaints or observations.

ENGLISH FREE TRANSLATION OF THE SPANISH PUBLIC DEED EXECUTED ON JULY 1, 2010 AT THE SANTIAGO NOTARY OF MR. ANDRES RUBIO FLORES (DIGEST Nº[ ]/2010).

The Assignor waives his rights to request the termination (“resolución”) of this assignment of rights agreement as provided for in article 1,489 of the Civil Chilean Code.

FIFTH:      Release of Liability.

The Assignee releases the Assignor from all liability for the current or future solvency of CMN SpA or its successors, and likewise, for the result of the exploitation of the mining concessions subjects to the rights established in letters b), c), d), e) and f) of Clause Five of the Purchase Agreement.

SIXTH:           Expenses.

All the expenses and notary fees accrued out of the execution of this public deed will be borne exclusively by Royal Gold.

SEVENTH:   Notifications.

Any notice given under this agreement: (i) shall be in writing and addressed to its recipient at the following address: Assignor: Attention: [ ]. Assignee: Attention: Mr. Antonio Jose Cussen Mackenna, Avenida Américo Vespucio number 80, 11th floor, borough of Las Condes, Fax: (562) 2082847; CC. Mr. Vice President and General Counsel, Royal Gold, Inc, 1660 Wynkoop Street, Suite 1000, Denver, Colorado 80202-1132, USA, Fax: (1-303) 595-9385. (ii) must be signed by a person duly authorized by the person sending the notice; (iii) shall be deemed given when actually delivered, received or left at any of the addresses referred to above, but if delivery or receipt occurs on a non-working day in the place in which the notice is delivered or is delivered later than 4 PM (local time) it will be deemed to have been duly delivered or given at the beginning of the next business day on-site delivery and (iv) change of any of the addresses listed in this Cause must be notified to the other party in accordance with numbers (i), (ii) and (iii) of this Clause.

EIGHT:   Integrity.

If any term, provision or agreement of this instrument is invalidated or declared void or invalid in any way, then the remainder of such terms, provisions or agreements shall be valid and fully enforceable in the broadest form permitted by law.

ENGLISH FREE TRANSLATION OF THE SPANISH PUBLIC DEED EXECUTED ON JULY 1, 2010 AT THE SANTIAGO NOTARY OF MR. ANDRES RUBIO FLORES (DIGEST Nº[ ]/2010).

NINTH:          Settlement of prior agreements.

Hereby, the appearing parties state that any memorandum of understanding, promise or preparatory agreement entered into between the parties, or with their related companies, in connection with the Rights subject to Assignment have been fulfilled, particularly the assignment promise agreement evidenced in the public deed described in point (iii) of Section 1.4 herein and, regarding the obligations contain therein, the parties grant to each other the broadest, more complete and total settlement.

TENTH:         Applicable Law, Arbitration and Domicile.

(a) This agreement is governed by Chilean law and all disputes arising in or in connection with, this agreement, including any matter directly or indirectly related to this agreement or any of its terms and effects, including, regardless of limitation, the existence, validity, enforceability, performance, interpretation, implementation, enforcement or termination of this agreement, as well as any difference, difficulty or dispute related to this arbitration clause, including the jurisdiction and powers of the arbitrator and his appointment (a "Dispute") shall be resolved in final form in accordance with the Arbitration Rules of Arbitration of the Chamber of Commerce of Santiago AG (the "Chamber"). Before the initiation of the arbitration, the parties may apply to the Ordinary Courts of Justice of Santiago, all sorts of precautionary measures in order to protect the rights hereunder, without the need for the arbitration procedure mentioned above. (b) The arbitral tribunal shall be an árbitro mixto, and, therefore, the arbitral tribunal shall settle the Dispute and weigh the evidence in accordance with Chilean law, but the procedure of arbitration shall be conducted in accordance with the rules of procedure agreed by the parties, and in all matters not agreed, in accordance with the rules provided in the Rules of Arbitration of the Chamber. (c) The arbitrator shall be appointed as follows: The parties appoint as arbitrator primarily Mr. Sergio Urrejola Monckeberg, and if he can not or does not wish to hold the position, Mr. Alberto Pulido Cruz. If none of the designated wishes or both are unable to exercise the position, the designation shall be made jointly by the parties. If no agreement is reached regarding the appointment of the arbitrator, the parties in this act give an irrevocable mandate to the Chamber in order that it, at the written request of either party, appoints an arbitrator from among the mixed arbitrators of Arbitration of the Chamber, who must be fluent in English.  The appointment made herein does not prevent any of the parties to claim the existence of any past or future disqualification with respect to any of the designated arbitrators. (d) The arbitration shall be conducted in Santiago, Chile. (e) Arbitration proceedings will be conducted in Spanish language. If any party involved in the arbitration so requests, the arbitrator shall accept that any documents presented to him by that party may be written in English. (f) Each party shall cooperate with each other in the provision of information and full access to all information and documents requested by the other party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding to that party other than the obligations under this agreement or information under an obligation to maintain secrecy and confidentiality. (g) The decision of the arbitral tribunal shall be final and binding on the parties and either party may apply to a court of competent jurisdiction to enforce this decision. The parties hereby waive any recourse against arbitral award. (h) During any period of arbitration because of a dispute, the parties shall in all other respects continue implementation of this agreement in the same way they have been doing. (i) The parties agree that the arbitral tribunal may impose provisional measures of protection in cases covered by the Rules of Arbitration of the Chamber further agreed that, prior to the constitution of the arbitral tribunal, such measures may be requested and agreed by courts of justice established by law. (j) The provisions of this Clause continue to apply notwithstanding any termination of this agreement. (k) The parties hereby establish a special domicile in the borough of Santiago, Santiago, Chile.

ENGLISH FREE TRANSLATION OF THE SPANISH PUBLIC DEED EXECUTED ON JULY 1, 2010 AT THE SANTIAGO NOTARY OF MR. ANDRES RUBIO FLORES (DIGEST Nº[ ]/2010).

ELEVENTH:  No brokers or commissions.

Each party acknowledges, agrees, represents and warrants to the other party, that it has not hired a broker, agent or other intermediary to act on its behalf in connection with the operations contemplated in this agreement, except for Celta Consultores Limitada, who has been hired by Royal Gold; and has no knowledge of any actual or prospective claim for any right or brokerage commission, agency or intermediary in connection with the transactions contemplated in this agreement, and if any of these claims are originated by, in accordance with or pursuant to any action of any party, that party shall indemnify and hold harmless the other, in that regard.

TWELFTH:  Compliance with assets laundering laws.

The parties state that they have complied with and will comply with all the laws and regulations on assets laundering that may be applicable, both in Chile and abroad.

ENGLISH FREE TRANSLATION OF THE SPANISH PUBLIC DEED EXECUTED ON JULY 1, 2010 AT THE SANTIAGO NOTARY OF MR. ANDRES RUBIO FLORES (DIGEST Nº[ ]/2010).

THIRTEENTH:   Legalization and Registration.

The bearer of an authorized copy of this instrument is empowered to request all notifications, registrations, sub-registrations and annotations that may be necessary or desirable to make.

Power of Attorney: The authority of Mr. Antonio José Cussen Mackenna to act on behalf of Royal Gold Chile Limitada is evidenced in power of attorney granted in the State of Colorado, United States of America, dated June 9, 2010, which, duly legalized, was recorded in the Santiago Notary Public of Mr. Andrés Rubio Flores, on June 17 2010, Digest Number 912/2010.

ENGLISH FREE TRANSLATION OF THE SPANISH PUBLIC DEED EXECUTED ON JULY 1, 2010 AT THE SANTIAGO NOTARY OF MR. ANDRES RUBIO FLORES (DIGEST Nº[ ]/2010).

Annex A

1. As evidenced in an assignment agreement denominated “Assignment of Rights to Additional Price Payment” entered into between [ ] and International Royalty Corporation by public deed dated May 8, 2007, granted in the Santiago Notary of Mrs. Antonieta Mendoza Escalas, Digest Nº [ ]/2007, [ ] granted to International Royalty Corporation a right of first refusal regarding the 7.54% of the total rights granted under the Purchase Agreement.

By means of letter sent on May 17, 2010, International Royalty Corporation waived to its right of first refusal regarding the Remaining Rights.

2. As evidenced in the agreement denominated “Assignment of Rights and Assignment of Rights Promise Agreement” granted on July 1, 2010 in the Notary of Santiago of Mr. Andrés Rubio Flores (Digest Nº [ ]/2010), [ ] promised to assign, sell and transfer to Royal Gold Chile Limitada 3,983% of the rights established in letters d), e) and f) of Clause Five of the Purchase Agreement, in the terms and conditions set forth therein. Likewise, in Clause Eleventh of such agreement, Mr. Ugarte undertook not to enter into any act or contract which affects or may affect any of the Remaining Rights without the prior written authorization of Royal Gold.

ENGLISH FREE TRANSLATION OF THE SPANISH PUBLIC DEED EXECUTED ON JULY 1, 2010 AT THE SANTIAGO NOTARY OF MR. ANDRES RUBIO FLORES (DIGEST Nº[ ]/2010).

CERTIFICATE

I CERTIFY that the document photocopied above, which has 13 pages written only on the front, is true copy of the one added at the end of the Registries in this Notary under Nº02 of the month of July, 2010, according to what was stated in the “[ ]” to “Royal Gold Chile Limitada” Assignment of Rights and Assignment of Rights Promise Agreement public deed, granted on July 1, 2010, Digest Nº [ ]/2010.

Santiago, July 1, 2010.

Andrés Keller Quitral

Alternate Notary

8th Notary of Santiago